EXHIBIT 16

RAICH ENDE MALTER LERNER & CO.

  Certified Public Accountants

  The Financial Center
  90 Merrick Avenue
  East Meadow, New York 1554-1567
  516-228-9000 Fax 516-228-9122


May 9, 1995


Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:     Andrea Electronics Corporation
        Commission File No. 1-4324

Gentlemen:

We have read the above-referenced Registrant's response to Item 4 - Changes in Registrant's Certifying Account with respect to its Current Report on Form 8-K dated May 4, 1995 and concur with the statements therein insofar as they relate to our firm.

Sincerely,

/s/ Raich Ende Malter Lerner & Co.

RAICH ENDE MALTER LERNER & CO.
/cm